RSM Richter Chamberland S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec)  H3Z 3C2
Téléphone/Telephone : 514.934.3400
Télécopieur/Facsimile : 514.934.3408
www.rsmrch.com

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. of our report dated March 31, 2011 relating to our audits of the consolidated financial statements of Pioneer Power Solutions, Inc. as of and for the years ended December 31, 2010 and 2009 appearing in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

Signed by RSM Richter Chamberland LLP

Chartered Accountants

Montreal, Canada
May 3, 2011

RSM Richter Chamberland S.E.N.C.R.L. est un cabinet indépendant membre de RSM International, association de cabinets indépendants d’expertise comptable et de services conseils.	RSM Richter Chamberland LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.